                                                                    EXHIBIT 1.1




                                  $500,000,000
                            H. F. AHMANSON & COMPANY
                          MEDIUM-TERM NOTES, SERIES A

                             DISTRIBUTION AGREEMENT


                                                                   April 4, 1995


Lehman Brothers
Lehman Brothers Inc.
3 World Financial Center, 12th Floor
New York, New York 10285-1200

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

CS First Boston Corporation
Park Avenue Plaza
New York, New York 10055

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower, World Financial Center
New York, New York 10281

Dear Sirs:

     H. F. Ahmanson & Company, a Delaware corporation (the "Company"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") (which terms shall, for all purposes of this Agreement, include Lehman Government Securities Inc., an affiliate of Lehman Brothers Inc.) with respect to the issuance and sale by the Company of up to an aggregate of $500,000,000 in gross proceeds of its Medium-Term Notes, Series A (the "Notes"). The Notes are to be issued from time to time pursuant to an indenture, dated as of April 4, 1995 (as it may be supplemented or amended from time to time, the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee").

     The Notes shall have the maturity ranges, applicable interest rates or interest rate formulas, issue price, redemption and repayment provisions and other terms set forth in the Prospectus referred to in Section 1(a) as it may be amended or supplemented from time to time, including any supplement providing for the interest rate, maturity and other terms of any Note (a "Pricing Supplement"). The Notes will be issued, and the terms thereof established, from time to time, by the Company in accordance with the Indenture and the Procedures referred to below. This Agreement shall only apply to sales of the Notes and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

     Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell its Notes directly on its own behalf, the Company hereby (i) appoints each of the Agents as the agent of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal it will enter into a separate agreement (each a "Purchase Agreement"). Each such Purchase Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as specified in Exhibit C hereto, relating to such sale in accordance with Section 2(e) hereof.


     SECTION 1.  REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to each Agent as of the date hereof, as of the Closing Date (defined herein) and as of the times referred to in Sections 6(a) and 6(b) hereof (the Closing Date and each such time being hereinafter sometimes referred to as a "Representation Date"), as follows:

     (a) General. The registration statement (No. 33-57395) relating to the Notes (including a prospectus which, as supplemented, shall be used in connection with sales of the Notes) has been filed with the Securities and Exchange Commission ("Commission"); and such registration statement and each post-effective amendment thereto have been declared effective by the Commission. As used in this Agreement (i) "Registration Statement" means such registration statement when it became effective under the Act, and as from time to time amended or supplemented thereafter (if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the time the most recent such amendment has been declared effective by the Commission); (ii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and (iii) "Prospectus" means the Basic Prospectus (together with all documents incorporated therein by reference) and any amendments or supplements thereto (including the applicable Pricing Supplement) relating to the Notes, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations (defined below). The Commission has not issued any order preventing or suspending the use of the Prospectus. Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date (defined herein) and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date (defined herein).

     (b) Registration Statement, Prospectus and Indenture: Contents. On the effective date of the Registration Statement, such Registration Statement conformed in all respects to the requirements of the Securities Act of 1933 ("Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Registration Statement and each Prospectus will conform as of the applicable Representation Date and at all times during each period during which, in the opinion of counsel for the Agents, a prospectus relating to the Notes is required to be delivered under the Act (each a "Marketing Period"), in all respects to the requirements of the Act and the Rules and Regulations and will not as of the applicable Representation Date and at all times during each Marketing Period contain any untrue statement of a material fact or omit to state any material





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fact required to be stated therein or necessary to make the statements therein not misleading, except that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein.

     (c) Validity of the Indenture and the Notes. (i) The Indenture has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms; (ii) the Notes have been validly authorized for issuance and sale pursuant to this Agreement and, when the terms of the Notes and of their issue and sale have been duly established in accordance with the Indenture and this Agreement so as not to violate any applicable law or agreement or instrument binding on the Company, and the Notes have been duly executed, authenticated, delivered and paid therefor as provided in this Agreement and the Indenture, the Notes will be validly issued and outstanding, and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms and the terms of the Indenture; and (iii) the Notes and the Indenture conform in all material respects to the descriptions thereof contained in each Prospectus. The validity, enforceability and legally binding nature of the Indenture and the Notes are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (d) Investment Company Act. The Company is not required to register under the provisions of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and no action need be taken with respect to or under the Investment Company Act by reason of the issuance of the Notes by the Company.

     (e) Rating. The Notes have been rated by a "nationally recognized statistical rating organization" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act), including one or both of Moody's Investor Services, Inc. and Standard & Poor's Corporation.

     (f) Doing Business with Cuba. The Company confirms as of the date hereof, and each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation, that the Company is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.


     SECTION 2.  SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL

     (a) Appointment. Subject to the terms and conditions stated herein, the Company hereby appoints each of the Agents as the agent of the Company for the purpose of soliciting or receiving offers to purchase the Notes from the Company by others. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as the agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and





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conditions set forth in the Prospectus. The Company may offer the Notes for sale from time to time otherwise than through an Agent. However, so long as this Agreement is in effect the Company shall not solicit offers to purchase Notes through any agent without (i) amending this Agreement to appoint such agent as an additional Agent hereunder on the same terms and conditions as provided herein for the Agents (the consent of the then current Agents shall not be necessary for such purpose) and (ii) delivering 2 days prior written notice thereof to the Agents. The Company may, however, accept offers to purchase Notes through an agent other than an Agent, provided that (i) the Company shall not have solicited such offers, (ii) the Company and such agent shall have executed an agreement with respect to such purchases having the same terms and conditions (including, without limitation, commission and discount rates) as those which would apply to such purchases under this Agreement if such agent were an Agent (which may be accomplished by incorporating by reference in such agreement the terms and conditions of this Agreement) and (iii) the Company shall provide the Agents with a copy of such agreement promptly following the execution thereof. Each Agent may also purchase Notes from the Company as principal for purposes of resale, as more fully described in paragraph (e) of this Section.

     (b) Suspension of Solicitation. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or indefinitely. Upon receipt of at least one business day's prior written or telephonic (confirmed in writing by facsimile) notice from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or Sunday and which is not a day on which (i) banking institutions are generally authorized or obligated by law to close in The City of New York and (ii) the New York Stock Exchange is closed for trading.

     Upon receipt of notice from the Company as contemplated by Section 3(b) hereof, each Agent shall suspend its solicitation of offers to purchase Notes until such time as the Company shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 3(b) and shall have advised such Agent that such solicitation may be resumed.

     (c) Agent's Commission. Promptly upon the closing of the sale of any Notes sold by the Company as a result of a solicitation made by or offer to purchase received by an Agent, the Company agrees to pay such Agent a commission, in the form of a discount, in accordance with the schedule set forth in Exhibit A hereto.

     (d) Solicitation of Offers. The Agents are authorized to solicit offers to purchase the Notes only in denominations as are specified in the Prospectus at a purchase price as shall be specified by the Company. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it as an Agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offer to purchase the Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

     No Note which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Note shall have been delivered to the purchaser thereof against payment by such purchaser.





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     (e)  Purchases as Principal.  Each sale of Notes to any Agent as principal, for resale to one or more investors or to another broker-dealer (acting as principal for purposes of resale), shall be made in accordance with the terms of this Agreement and a Purchase Agreement whether oral (and confirmed in writing by such Agent to the Company, which may be by facsimile transmission) or in writing, which will provide for the sale of such Notes to, and the purchase thereof by, such Agent. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent. The commitment of any Agent to purchase Notes from the Company as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Purchase Agreement shall specify the principal amount and terms of the Notes to be purchased by an Agent, the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Notes and such other information (as applicable) as is set forth in Exhibit C hereto. The Company agrees that if any Agent purchases Notes as principal for resale such Agent shall receive such compensation, in the form of a discount or otherwise, as shall be indicated in the applicable Purchase Agreement or, if no compensation is indicated therein a commission in accordance with Exhibit A hereto. Any Agent may utilize a selling or dealer group in connection with the resale of such Notes. In addition, any Agent may offer the Notes it has purchased as principal to other dealers. Any Agent may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of 66 2/3% of the discount to be received by such Agent from the Company. Such Purchase Agreement shall also specify any requirements for delivery of opinions of counsel, accountant's letters and officers' certificates pursuant to Section 5 hereof.

     (f) Administrative Procedures. Administrative procedures respecting the sale of Notes (the "Procedures") are set forth in Exhibit B hereto and may be amended in writing from time to time by the Agents and the Company. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Procedures shall apply to all transactions contemplated hereunder including sales of Notes to any Agent as principal pursuant to a Purchase Agreement, unless otherwise set forth in such Purchase Agreement.

     (g)  Delivery of Documents.  The documents required to be delivered by
Section 5 hereof shall be delivered at the offices of Sullivan & Cromwell, 444 South Flower Street, Los Angeles, California 90071, not later that 10:00 A.M., Los Angeles time, on the date of this Agreement or at such later time as may be mutually agreed upon by the Company and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of offers to purchase Notes hereunder (the "Closing Date").


     SECTION 3. COVENANTS OF THE COMPANY

     The Company covenants and agrees:

     (a) Delivery of Documents. To deliver promptly to the Agents, and in such number as they may reasonably request, each of the following documents:
(i) copies of the Registration Statement, including all exhibits, (ii) the Basic Prospectus, (iii) each Prospectus and (iv) any documents incorporated by reference in the Prospectus.

     (b) Revisions to Prospectus - Material Changes. If, during any Marketing Period, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, or if it is necessary at any time





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
to amend any Prospectus to comply with the Act, to notify the Agents promptly, in writing, to suspend solicitation of purchases of the Notes; and if the Company shall decide to amend or supplement the Registration Statement or any Prospectus, to promptly advise the Agents by telephone (with confirmation in writing) and to promptly, in writing, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that if during the period referred to above any Agent shall own any Notes which it has purchased from the Company as principal with the intention of reselling them, the Company shall promptly prepare and timely file with the Commission any amendment or supplement to the Registration Statement or any Prospectus that may, in the judgment of the Company or the Agents, be required by the Act or requested by the Commission.

     (c) Commission Filings. To timely file with the Commission during any Marketing Period, all documents (and any amendments to previously filed documents) required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     (d) Copies of Filings with Commission. At or prior to filing with the Commission during any Marketing Period, (i) any amendment or supplement to the Registration Statement, (ii) any amendment or supplement to any Prospectus or
(iii) any document incorporated by reference in any of the foregoing or any amendment of or supplement to any such incorporated document, to furnish a copy thereof to the Agents.

     (e)  Notice to Agent of Certain Events.  To advise the Agents immediately
(i) when any post-effective amendment to the Registration Statement relating to or covering the Notes becomes effective; (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement, to any Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information and the Company will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding; (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose; (v) of notice received by the Company (whether formal or informal) of any downgrading in the rating of the Notes or any other debt securities or preferred stock of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act); (vi) any public announcement by Standard & Poor's Corporation or Moody's Investors Service, Inc. that such organization has under surveillance or review with possible negative implications its rating of any debt securities or preferred stock of the Company; and (vii) of the happening of any event which makes untrue any statement of material fact made in the Registration Statement or any Prospectus or which requires the making of a change in the Registration Statement or any Prospectus in order to make any material statement therein not misleading.

     (f) Stop Orders. If, during any Marketing Period, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

     (g) Earnings Statements. As soon as practicable, but not later than 18 months after the date of each acceptance by the Company of an offer to purchase Notes hereunder, to make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-





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effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance which will satisfy the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158 of the Rules and Regulations under the Act).

     (h) Copies of Reports, Releases and Financial Statements. So long as any of the Notes are outstanding, to furnish to the Agents, not later than the time the Company makes the same available to others, copies of all public reports or releases and all reports and financial statements furnished by the Company to any securities exchange on which the Notes are listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

     (i) Blue Sky Qualifications. To endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Agents may designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Notes; and to file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided; provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

     (j) Holdback. Between the date of a Purchase Agreement and the date of delivery of the Notes with respect thereto, the Company will not, without the prior consent of each Agent party to such Purchase Agreement, offer or sell, or enter into any agreement to sell, any debt securities substantially similar to the Notes to be sold pursuant to such Purchase Agreement, other than the Notes which are to be sold pursuant to such Purchase Agreement and commercial paper, securities sold under agreements to repurchase and borrowings under bank lines of credit in the ordinary course of business.

     (k) Pricing Supplement. To prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and to file such Pricing Supplement timely pursuant to Rule 424 under the Act with the Commission.


     SECTION 4.  PAYMENT OF EXPENSES

     The Company will pay: (i) the costs of the Company incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto; (iii) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; (iv) the costs of distributing the Registration Statement as originally filed, and each amendment and post-effective amendment thereof (including exhibits), the Basic Prospectus, each Prospectus, any supplement or amendment to any Prospectus and any documents incorporated by reference in any of the foregoing documents; (v) the fees and disbursements of the Trustee, any paying agent, any calculation agent, any exchange agent and any other agents appointed by the Company, and their respective counsel; (vi) the costs and fees in connection with the listing of the Notes on any securities exchange; (vii) the cost and fees in connection with any filings with the National Association of Securities Dealers, Inc.;
(viii) the reasonable fees and disbursements of counsel to the Company and counsel to the Agents; (ix) the fees paid to rating agencies in connection with the rating of the Notes; (x) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in
Section 3(i) hereof and of





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
preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Notes as an investment (including reasonable fees and expenses of counsel for the Agents in connection therewith); (xi) all advertising expenses in connection with the offering of the Notes incurred with the consent of the Company; (xii) all other costs and expenses incurred by the Company arising out of the transactions contemplated hereunder and incident to the performance of the Company's obligations under this Agreement; and (xiii) all reasonable out-of-pocket expenses of the Agents incurred in connection with the transactions contemplated by this Agreement.


     SECTION 5.  CONDITIONS OF OBLIGATIONS OF AGENTS

     The obligation of the Agents, as agents of the Company, under this Agreement to solicit offers to purchase the Notes, the obligation of any person who has agreed to purchase Notes to make payment for and take delivery of Notes, and the obligation of any Agent to purchase Notes pursuant to any Purchase Agreement, is subject to the accuracy, on each Representation Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

     (a) Registration Statement. The Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 3(k) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in any Prospectus shall have been issued and no stop order proceeding shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with; and the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement or any Prospectus (or any document incorporated by reference therein) without the consent of the Agents, which shall not be unreasonably withheld.

     (b) No Suspension of Sale of the Notes. No order suspending the sale of the Notes in any jurisdiction designated by the Agents pursuant to
Section 3(i) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

     (c) No Material Omissions or Untrue Statements. The Agents shall not have discovered and disclosed to the Company that the Registration Statement or any Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Agents, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (d) Legal Matters Satisfactory to Counsel. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the form of the Registration Statement, each Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Agents and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (e) Opinion of Company Counsel. At the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of Tim S. Glassett, Assistant General Counsel of the Company (which counsel may rely, as to matters of New York law and as to the tax matters set forth in paragraph (ix) below, on an opinion of Gibson, Dunn & Crutcher delivered concurrently therewith), or other counsel acceptable to you, in form and substance reasonably satisfactory to the Agents and their counsel, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and Home Savings of America, FSB ("Home Savings") has been duly organized and is validly existing as a savings bank in good standing under the laws of the United States of America, each with all necessary corporate power to own its properties and conduct its business as described in the Prospectus, and Home Savings is a member of the Federal Home Loan Bank of San Francisco; and the savings accounts of depositors in Home Savings are insured by the Federal Deposit Insurance Corporation ("FDIC") in accordance with the law and the rules and regulations of the FDIC;

          (ii) The Indenture has been duly authorized, executed and delivered by the Company; the Indenture conforms in all material respects to the description thereof contained in the Prospectus; the Indenture constitutes the valid and legally binding obligation of the Company subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, and to general equity principles, regardless of whether such enforcement is considered in a proceeding at law or in equity;

          (iii) The Notes have been duly authorized and established in conformity with the Indenture; the Notes conform in all material respects to the description thereof contained in the Prospectus; when the terms of a particular Note and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture, and such Note has been duly completed, executed, authenticated and issued in accordance with the Indenture and delivered against payment in accordance with this Agreement, such Note will constitute a valid and legally binding obligation of the Company subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, and to general equity principles, regardless of whether such enforcement is considered in a proceeding at law or in equity;

          (iv) Each of the Company and Home Savings has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

          (v) To the best of such counsel's knowledge, (A) the Company and Home Savings are conducting their respective businesses in compliance in all material respects with all applicable material Federal and State laws and regulations (including without limitation all regulations and orders of the Commission and FDIC), and (B) neither the Company nor Home Savings is charged with or under investigation with respect to any material violation of any such laws or regulations or the subject of any pending or threatened material adverse proceedings by any such regulatory authority having jurisdiction over its business or operations;

          (vi) This Agreement and any Purchase Agreement with respect to the Notes have been duly authorized, executed and delivered by the Company;

          (vii) The execution, delivery and performance by the Company of the Indenture, this Agreement and any Purchase Agreement with respect to the Notes and the issuance and sale of the Notes and compliance by the Company with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any statute, rule, regulation or order known to such counsel of any governmental agency or body or any court having jurisdiction over the Company or Home Savings or any of their properties (provided that such counsel need not express any opinion in this clause (A) with respect to the anti-fraud provisions of the Federal securities laws, rules and regulations that are expressly considered in other sections of its opinion, or with respect to state securities or blue sky laws), (B) any agreement or instrument listed as material to the Company or Home Savings on the officer's certificate annexed to such opinion, to which the Company or Home Savings is a party or by which the Company or Home Savings is bound or to which any of the properties of the Company or Home Savings is subject, or
     (C) the Certificate of Incorporation or Bylaws of the Company or Charter or Bylaws of Home Savings;

          (viii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale by the Company of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement and any Purchase Agreement with respect to the Notes, except the registration of the Notes under the Act, the qualification of the Indenture under the Trust Indenture Act of 1939 and such consents, approvals, authorizations, registrations or qualifications as have been obtained or may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes; and

          (ix) The Registration Statement and Prospectus and any further amendments and supplements thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; the description in the Prospectus under the captions "H. F. Ahmanson & Company" and "Description of Debt Securities" together with the description in the Prospectus Supplement under the caption "Description of Notes," of statutes, rules, regulations, legal and governmental proceedings and contracts and other documents described therein are accurate in all material respects and fairly present the information required to be shown; and the description in the Prospectus under the caption "Certain Federal Income Tax Considerations," together with the description in the Prospectus Supplement under the caption "Certain United States Federal Income Tax Considerations" of statutes, rules and regulations described therein accurately summarize the material United States federal income tax considerations relevant to the purchase, ownership and disposition of the Notes.

     You shall have also received from such counsel a written statement, dated the Closing Date, to the effect that, based on his participation in the preparation thereof, no facts have come to the attention of such counsel that would lead him to believe that, as of its effective date, the Registration Statement or any further amendment or supplement thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules and other financial or statistical data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules and other financial or statistical data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that as of such Closing Date, the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules and other financial or statistical data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided that such counsel may state that the limitations inherent in his examination and the knowledge available to him are such that he is unable to assume, and does not assume, any responsibility for the accuracy, completeness or fairness of such statements except for those statements under the captions "H. F. Ahmanson & Company," "Description of Debt Securities" and "Certain Federal Income Tax Considerations" in the Prospectus and under the captions "Description of Notes" and "Certain United States Federal Income Tax Considerations" in the Prospectus Supplement insofar as statutes, rules, regulations, contracts or other documents are described therein; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or Prospectus which are not filed or incorporated by reference or described as required.

     (f) Officers' Certificate. The Company shall have furnished to the Agents on the Closing Date a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company stating that to the best of their knowledge after reasonable investigation in their capacity as officers of the Company (i) the representations and warranties of the Company herein are true and correct, (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder,
(iii) the matters set forth in subsection (a) of this Section are true and correct and (iv) there has been no change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which materially impairs the investment quality of the Notes.

     (g) Accountant's Letter. The Company shall have furnished to the Agents on the Closing Date a letter of KPMG Peat Marwick LLP, addressed jointly to the Company and the Agents and dated the Closing Date, of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 72, in form and substance reasonably satisfactory to the Agents to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the Rules and Regulations;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations; and they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Agents;

          (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                (A) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                (C) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                (D) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated stockholders' equity, total deposits or total assets, or changes in allowance for possible loan losses or other items specified by the Agents, or any increases in Federal Home Loan Bank advances or any other items specified by the Agents, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                (E) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (D) there were any decreases in consolidated net interest income, consolidated noninterest income or total or per share amounts of consolidated net income or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Agents, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (iv) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

     All references in this subsection 5(g) to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as amended or supplemented in relation to the applicable Notes at the Closing Date for such Notes.

     (h) The Agents shall have received from Sullivan & Cromwell, counsel to the Agents, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

     (i) Additional Conditions. There shall not have occurred: (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of the Agents, materially impairs the investment quality of the Notes;
(ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act); (iii) neither Standard and Poor's Corporation nor Moody's Investors Service, Inc. shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any of the Company's debt securities or preferred stock; (iv) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) a general moratorium on commercial banking activities in New York or California declared by either Federal or applicable state authorities; or (vi) the outbreak or escalation of major hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in Clauses (i) or (vi) in the judgment of the Agents makes it impracticable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Company as principal pursuant to the applicable Purchase Agreement, as the case may be.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in the form and substance satisfactory to counsel for the Agents.


     SECTION 6.  ADDITIONAL COVENANTS OF THE COMPANY

     The Company covenants and agrees that:

     (a) Acceptance of Offer Affirms Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore given to the Agents pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Notes relating to such acceptance as though made at and as of each such time (and such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

     (b) Subsequent Delivery of Officers' Certificates. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of an officers' certificate under this
Section 6(b) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into any Prospectus, the Company shall submit to the Agents a certificate, (i) as of the date of such amendment, supplement, Time of Delivery relating to such sale or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, as of the first day of the next succeeding Marketing Period, representing that the statements contained in the certificate referred to in Section 5(f) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and each Prospectus as amended and supplemented to such time).

     (c) Subsequent Delivery of Legal Opinions. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a legal opinion under this Section 6(c) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into any Prospectus, the Company shall, (i) concurrently with such amendment, supplement, Time of Delivery relating to such sale or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, furnish the Agents and their counsel with the written opinion of counsel to the Company specified in Section 5(e) hereof, addressed to the Agents and dated the date of delivery of such opinion, in form reasonably satisfactory to the Agents, of the same effect as the opinion referred to in Section 5(e) hereof, but modified, as necessary, to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

     (d) Subsequent Delivery of Accountant's Letters. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented to include additional financial information, each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a letter under this
Section 6(d) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into any Prospectus which contains additional financial information, the Company shall cause KPMG Peat Marwick LLP (or other independent accountants of the Company reasonably acceptable to the Agents) to furnish the Agents, (i) concurrently with such amendment, supplement, Time of Delivery relating to such sale or filing or (ii) if such amendment, supplement, or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, a letter, addressed jointly to the Company and the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, of the same effect as the letter referred to in Section 5(g) hereof but modified to relate to the Registration Statement and each Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or any Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, such accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letter, in which event such letter shall also cover such other information.


     SECTION 7.  INDEMNIFICATION AND CONTRIBUTION

     (a) Indemnification of Agents. The Company shall indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which such Agent or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Agent and controlling person for any legal and other expenses reasonably incurred as such expenses are incurred by such Agent or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Form T-1 or made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein; provided further, that as to any prospectus included in the Registration Statement before it became effective under the Act (a "Preliminary
Prospectus") this indemnity agreement shall not inure to the benefit of any Agent on account of any loss, claim, damage, liability or action arising from the sale of Notes to any person by that Agent if that Agent failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 3(a). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Agent or controlling person.

     (b) Indemnification of the Company. Each Agent shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act or federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for inclusion therein, and shall reimburse the Company or any such director, officer or controlling person for any legal and other expenses reasonably incurred as such expenses are incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Agent may otherwise have to the Company or any of its directors, officers or controlling persons.

     (c) Notice. Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the claim or the commencement of action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Agents shall have the right to employ counsel to represent the Agents who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Agents against the Company under this Section if, in the reasonable judgment of the Agents, it is advisable for the Agents to be represented by separate counsel, and in that event the fees and expenses of such counsel shall be paid by the Company. It is understood, however, that the Company shall not be liable for the fees and expenses of more than one counsel for the Agents in any claim or action, or any separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general factual allegations or circumstances. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and
(ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) Contribution. If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party under Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and any Agents on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and any Agents on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Agents on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bears to the total commissions received by the such Agent with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or any Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through such Agent and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     SECTION 8.  STATUS OF EACH AGENT

     In soliciting offers to purchase the Notes from the Company pursuant to this Agreement (other than in respect of any Purchase Agreement), each Agent is acting individually and not jointly and is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii), in particular, pay to the Agents any commission to which they would be entitled in connection with such sale.


     SECTION 9.  REPRESENTATIONS, WARRANTIES AND OBLIGATIONS TO SURVIVE DELIVERY

     The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any person controlling such Agent or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.


     SECTION 10.  TERMINATION

     This Agreement may be terminated for any reason with respect to any party hereto, at any time, by any party hereto upon the giving of one day's written notice of such termination to the other parties hereto; provided, however, if such terminating party is an Agent, such termination shall be effective only with respect to such terminating party. If, at the time of a termination, an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser has not occurred, the provisions of this Agreement shall remain in effect until such Notes are delivered. The provisions of Sections 2(c), 3(c), 3(g), 3(h), 4, 7, 8 and 9 hereof shall survive any termination of this Agreement.


     SECTION 11.  NOTICES

     Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to them as follows: Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285-1200, Attention: Medium Term Note Department, 12th Floor, Telephone No.: (212) 526-2040, Telecopy No.: (212) 528-1718; Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167,
Attention: Medium-Term Note Department, Telephone No.: (212) 272-5371, Telecopy
No.: (212) 272-6227; CS First Boston Corporation, Park Avenue Plaza, New York, New York 10055, Attention: Short and Medium-Term Finance Department, Telephone
No.: (212) 909-3842, Telecopy No.: (212) 318-1498; Merrill Lynch & Co., Merrill
Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310, Attention: MTN Product Management, Telephone No.: (212) 449-7476, Telecopy No.: (212) 449-2234; notices to the Company shall be directed to it as follows: H. F. Ahmanson & Company, 4900 Rivergrade Road, Irwindale, California 91706, Attention: Wholesale

Funding Manager, Mail Code #2520, Building 515 C-2, Telephone No.: (818) 814-7342, Telecopy No.: (818) 962-9679, provided, however, that the Agents agree to use reasonable efforts to advise orally Charles R. Rinehart, Kevin M. Twomey or George G. Gregory of the mailing or transmission of any such notice concurrently with such mailing or transmission, but the failure to advise any of the foregoing individuals of any such notice shall not invalidate such notice.


     SECTION 12.  BINDING EFFECT; BENEFITS

     This Agreement shall be binding upon each Agent, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Agent within the meaning of Section 15 of the Act, and
(b) the indemnity agreement of the Agents contained in Section 7 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any persons other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.


     SECTION 13. GOVERNING LAW; COUNTERPARTS

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

     SECTION 14. PARAGRAPH HEADINGS

     The paragraph headings used in this Distribution Agreement are for convenience of reference only, and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                            Very truly yours,

                            H. F. AHMANSON & COMPANY


                            By:
                               -------------------------------------------------


CONFIRMED AND ACCEPTED
as of the date first above written:

LEHMAN BROTHERS INC.


By:
   -------------------------------




BEAR, STEARNS & CO. INC.


By:
   -------------------------------


CS FIRST BOSTON CORPORATION


By:
   -------------------------------


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED


By:
   -------------------------------

                                                                       EXHIBIT A



                            H. F. AHMANSON & COMPANY
                          MEDIUM-TERM NOTES, SERIES A

                              SCHEDULE OF PAYMENTS


   The Company agrees to pay each Agent a commission equal to the following percentage of the aggregate U.S. dollar equivalent of the principal amount of Notes sold by it:


                  TERM                           COMMISSION RATE
       9 months to less than 12 months                .125%

       12 months to less than 18 months               .150%

       18 months to less than 2 years                 .200%

       2 years to less than 3 years                   .250%

       3 years to less than 4 years                   .350%

       4 years to less than 5 years                   .450%

       5 years to less than 6 years                   .500%

       6 years to less than 7 years                   .550%

       7 years to less than 10 years                  .600%

       10 years to less than 15 years                 .625%

       15 years to less than 20 years                 .650%

       20 years to 30 years                           .750%

       More than 30 years                   Determined at time of issue


                                                                       EXHIBIT B

                            H. F. AHMANSON & COMPANY
                          MEDIUM-TERM NOTES, SERIES A

                           ADMINISTRATIVE PROCEDURES


         Medium-Term Notes, Series A, due nine months or more from date of issue (the "Notes") are to be offered on a continuing basis by H. F. Ahmanson & Company (the "Company"). Lehman Brothers Inc., Bear, Stearns & Co. Inc., CS First Boston Corporation and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agents (each an "Agent" and collectively, the "Agents", which shall include Lehman Government Securities Inc., an affiliate of Lehman Brothers Inc.), have each agreed to use their reasonable efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents dated April 4, 1995 (as it may be supplemented or amended from time to time, the "Distribution Agreement") to which these administrative procedures are attached as an exhibit. The Notes will be issued under the Company's Indenture, dated as of April 4, 1995, between the Company and Citibank, N.A., as trustee (the "Trustee"). The Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Company and will have been registered with the Securities and Exchange Commission (the "Commission"). Terms defined in the Prospectus relating to the Notes (the "Prospectus," which term shall include any Prospectus Supplement relating to the Notes and any Pricing Supplement relating to an applicable Note) and in the Distribution Agreement shall have the same meaning when used in this exhibit.

         The Notes will be issued either (a) in certificated fully registered form without coupons (each, a "Certificated Note") delivered to the purchaser thereof or a person designated by such purchaser or (b) in book-entry form (each, a "Book-Entry Note") represented by one or more fully registered global Notes (each, a "Global Security") delivered to the Trustee, as custodian for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC. Owners of beneficial interests in Book- Entry Notes will not be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests.

         General procedures relating to the issuance of all Notes are set forth in Part I hereof. Certificated Notes will be issued in accordance with the procedures set forth in Part II. Book-Entry Notes will be issued in accordance with the procedures set forth in Part III.

         Administrative responsibilities, document control and record-keeping functions to be performed by the Company will be performed by its Treasury Operations Supervisor. Administrative procedures for the offering are explained below.


PART I: PROCEDURES OF GENERAL APPLICABILITY

PRICE TO PUBLIC

         Each Note will be issued at 100% of principal amount, unless otherwise determined by the Company.

         DATE OF ISSUANCE

         Each Note will be dated and issued as of the date of its authentication by the Trustee.


         MATURITIES

         Each Note will mature on a day at least nine months or more from the date of issuance selected by the purchaser and agreed upon by the Company. Each Floating Rate Note (as defined below) will mature on an Interest Payment Date (as defined below).


         REGISTRATION

         Notes will be issued only in fully registered form as either a Book-Entry Note or a Certificated Note.


         INTEREST PAYMENTS

         Each Note bearing interest at a fixed rate (a "Fixed Rate Note") will bear interest from its issue date at the annual rate stated on the face thereof, payable in the case of Fixed Rate Notes other than Amortizing Notes, unless otherwise specified in an applicable Pricing Supplement, on June 15 and December 15 of each year (each an "Interest Payment Date" with respect to such Fixed Rate Note) and at Stated Maturity or upon redemption, if applicable.

         Special provisions are set forth in the Prospectus relating to Notes bearing interest at a rate or rates determined by reference to an interest rate formula ("Floating Rate Notes") at a rate determined pursuant to the formula stated on the face thereof, payable in arrears on such dates as are specified therein (each an "Interest Payment Date" with respect to such Floating Rate
Note).

         Unless otherwise specified in an applicable Pricing Supplement, interest on Fixed Rate Notes will be calculated and paid on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in an applicable Pricing Supplement, interest will be payable to the person in whose name such Note is registered at the close of business on May 31 or November 30 (whether or not a Business Day) with respect to Fixed Rate Notes other than Amortizing Notes (as hereinafter defined) or the fifteenth day (whether or not a Business Day) next preceding an Interest Payment Date with respect to Fixed Rate Amortizing Notes and Floating Rate Notes (the "Record Dates"); provided, however, that interest payable at Stated Maturity will be payable to the person to whom principal shall be payable. Payments of principal and interest on Notes for which payments of principal and interest are made in equal installments over the life of the security ("Amortizing Notes") will be made either quarterly on each March 15, June 15, September 15 and December 15 or semiannually on each June 15 and December 15 as set forth in the applicable Pricing Supplement, and at maturity or upon earlier redemption or repayment. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be provided to the original purchaser and will be available, upon request, to subsequent Holders. Any payment of principal and interest on any such Note required to be paid on an Interest Payment Date or at Stated Maturity or upon redemption, if applicable, which is not a Business Day shall be postponed to the next day which is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. The first payment of interest on any Note originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date. All interest payments (and, in the case of Amortizing Notes, principal payments) excluding interest payments and, in the case of Amortizing Notes, principal payments made at Stated Maturity or upon redemption, if applicable, will be made by check mailed to the person entitled thereto as provided above, or, at the option of the Company, by wire transfer of immediately available funds to an account maintained by such person with a bank located in the United States as designated by such person not less than 15 calendar days prior to the applicable Interest Payment Date. Notwithstanding the foregoing, the holder of $10 million or more in aggregate principal amount of Notes of like tenor and terms with the same Interest Payment Date may request payment by wire transfer if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date.

         On the fifth Business Day immediately preceding each Interest Payment Date, or, in the case of Floating Rate Notes when the amount is not determinable on such date, as soon as practicable thereafter, the Trustee will furnish the Company with the total amount of the interest payments and, in the case of Amortizing Notes, principal payments, to be made on such Interest Payment Date. The Trustee (or any duly selected paying agent) will provide monthly to the Company's Treasury Operations Supervisor a list of the principal and interest to be paid on Notes maturing in the next succeeding month. The Company will provide to the Trustee not later than 9:00 A.M., Pacific time, on the payment date sufficient moneys to pay in full all principal and interest payments due on such payment date. The Trustee will assume responsibility for withholding taxes on interest paid as required by law.


         ACCEPTANCE AND REJECTION OF OFFERS

         The Company shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Each Agent shall promptly communicate to the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it other than those rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offers in whole or in part.


         SETTLEMENT

         The receipt of immediately available funds in U.S. dollars by the Company in payment for a Note (less the applicable commission) and the authentication and issuance of such Note shall, with respect to such Note, constitute "Settlement." All offers accepted by the Company will be settled from one to five Business Days from the date of acceptance by the Company pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree to Settlement on a later date; provided, however, that the Company will so notify the Trustee of any such later date on or before the Business Day immediately prior to the Settlement date.

         PROCEDURES FOR ESTABLISHING THE TERMS OF THE NOTES

         The Company and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Company, if the Company accepts an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement in the form previously approved by the Agents, reflecting the terms of such Notes and, after approval from the Presenting Agent (as defined below under "Settlement Procedures"), will arrange to have such Pricing Supplement (together with the Prospectus, if amended or supplemented) filed with the Commission and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, together with such Pricing Supplement, to the Presenting Agent. See "Delivery of Prospectus" below. No settlements with respect to Notes upon such terms may occur prior to such filing and the Presenting Agent will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

         If the Company decides to post rates and a decision has been reached to change interest rates, the Company will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Company will establish rates to be so "posted." Following establishment of posted rates and prior to the filing described in the following sentence, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once any Agent has recorded any indication of interest in Notes at the posted rates and communicated with the Company, if the Company accepts an offer at the posted rate, it will prepare a Pricing Supplement reflecting such posted rates and, after approval from the Presenting Agent, will arrange to have such Pricing Supplement (together with the Prospectus if amended or supplemented) filed with the Commission and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, to the Presenting Agent. See "Delivery of Prospectus." No settlements at the posted rates may occur prior to such filing and the Presenting Agent will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of "Delivery of Prospectus" below.


         SUSPENSION OF SOLICITATION; AMENDMENT OR SUPPLEMENT

         In the event that at the time the Agents, at the direction of the Company, suspend solicitation of offers to purchase from the Company there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

         DELIVERY OF PROSPECTUS

         A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof, together with the applicable Pricing Supplement, must be delivered to a purchaser prior to or together with the earlier of the delivery by the Agents of (i) the written confirmation of a sale sent to a purchaser or his agent and (ii) any Note purchased by such purchaser. The Company shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including the applicable Pricing Supplement) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. Copies of Pricing Supplements should be delivered by 11:00 A.M. on the Business Day following the applicable trade date by telecopy to (i) Lehman Brothers Inc. c/o ADP Prospectus Services, 536 Broad Hollow Road, Melville, New York 11747, Attention: Eric Johnson, Telephone No.: (516) 254-7106, Telecopy
No.: (516) 249-7942 and by hand to Lehman Brothers Inc., 3 World Financial Center, 9th Floor, New York, New York 10285-0900, Attention: Brunie Vazquez, Telephone No.: (212) 526-8400; (ii) Bear Stearns Securities Corporation, One Metrotech Center North, 7th Floor Administration, Brooklyn, New York 11201-3859, Attention: Matthew Redshaw, Telecopy No.: (212) 272-1634; (iii) CS First Boston Corporation, 5 World Trade Center, New York, New York 10048,
Attention: Joan Bryan, Telecopy No.: (212) 803-4096, with a copy for record-keeping purposes to Short and Medium-Term Finance, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, Attention: Robert W. Mitchell, Telecopy No.: (212) 318-1498; or (iv) Merrill Lynch & Co. -- Tritech Services, 4 Corporate Place, Corporate Park 287, Piscataway, New Jersey 08854, Attention:
Prospectus Operations/Nachman Kimmerling, Telephone No.: (908) 885-2769, Telecopy No.: (908) 885-2774/2775/2776; also, for record keeping purposes, send a copy to: Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310, Attention: MTN Product Management and to Citibank, N.A., 111 Wall Street, New York, New York 10043, MTN Unit, Attention: Sharon Nixon and to Citibank, N.A., 120 Wall Street, 13th Floor, New York, New York 10043, Attention: Corporate Administration, Reynaldo Duma. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Company and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus. The Company will make all such deliveries with respect to all Notes sold directly by the Company.


         REDEMPTION AND REPAYMENT

         Unless one or more Redemption Dates are specified in the applicable Pricing Supplement, the Notes will not be redeemable prior to their Stated Maturity. If one or more Redemption Dates are so specified with respect to any Note, the applicable Pricing Supplement will also specify one or more redemption prices (expressed as a percentage of the principal amount of such Note) ("Redemption Prices") and the redemption period or periods ("Redemption Periods") during which such Redemption Prices shall apply. Unless otherwise specified in the Pricing Supplement, any such Note shall be redeemable at the option of the Company at the specified Redemption Price applicable to the Redemption Period during which such Note is to be redeemed, together with interest accrued to the Redemption Date. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The

Company may redeem any of the Notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice. In the event of a redemption in part of any Note, a new Note for the amount of the unredeemed portion shall be issued in the name of the Holder upon cancellation of the redeemed Note.

         The Pricing Supplement relating to each Note will indicate either that such Note cannot be repaid prior to Stated Maturity or that such Note will be repayable at the option of the holder on a date or dates specified prior to Stated Maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

         In order for a Note that is subject to repayment at the option of the Holder to be repaid, the Trustee must receive at least 30 days but not more than 60 days prior to the repayment date (a) appropriate wire instructions and
(b) the Note with the form entitled "Option to Elect Repayment" attached to the Note duly completed. Exercise of the repayment option by the Holder of a Note shall be irrevocable, except as otherwise described under "Interest Rate Reset" and "Extendible Notes" in the Prospectus Supplement. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination. No transfer or exchange of any Note (or, in the event that any Note is to be repaid in part, the portion of the Note to be repaid) will be permitted after exercise of a repayment option. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final, binding and non-appealable.

         If a Note is represented by a Global Security, the Depositary's nominee will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

         Unless otherwise specified in the applicable Pricing Supplement, if a
Note is an Original Issue Discount Note, the amount payable on such Note in the event of redemption or repayment prior to its Stated Maturity shall be the Amortized Face Amount of such Note, as specified in the applicable Pricing Supplement, as of the Redemption Date or the date of repayment, as the case may be.


         AUTHENTICITY OF SIGNATURES

         The Company will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees and agents who have been authorized by the Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

         ADVERTISING COSTS

         The Company will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Notes. Advertising expenses incurred with the consent of the Company will be paid by the Company.


         BUSINESS DAY

         "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that in The City of New York is not a day on which banking institutions are authorized or required by law, regulation or executive order to close and, with respect to Notes as to which LIBOR is an applicable Base Rate, is also a London Business Day. As used herein, "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.


PART II: PROCEDURES FOR CERTIFICATED NOTES

         CURRENCY

         Certificated Notes will be denominated in U.S. dollars.


         IDENTIFICATION NUMBERS

         The Company will arrange, on or prior to commencement of a program for the offering of Certificated Notes, with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers, consisting of approximately 900 CUSIP numbers and relating to Certificated Notes. The Company will obtain a written list of such series of reserved CUSIP numbers and will deliver to the Trustee such written list of 900 CUSIP numbers of such series. The Trustee, on the advice of the Company, will assign CUSIP numbers to Certificated Notes as described below under Settlement Procedure "B."


         REGISTRATION

         Certificated Notes may be presented for registration of transfer or exchange at the Trustee's Office at 111 Wall Street, 5th Floor, New York, New York 10043.


         DENOMINATIONS

         Except as provided in the applicable Pricing Supplement, Certificated Notes will be issued and payable in U.S. dollars in the denomination of $1,000 and any larger denomination which is an integral multiple of $1,000.

         MATURITY

         Upon presentation of each Certificated Note at Maturity the Trustee (or any duly appointed Paying Agent) will pay the principal amount thereof, together with accrued interest due at maturity. Such payment shall be made in immediately available funds in U.S. dollars, provided that the Certificated
Note is presented to the Trustee (or any such Paying Agent) in time for the Trustee (or such Paying Agent) to make payments in such funds in accordance with its normal procedures. The Company will provide the Trustee (and any such Paying Agent) with funds available for immediate use for such purpose in accordance with the Indenture. Certificated Notes presented at Maturity will be cancelled by the Trustee as provided in the Indenture.


         SETTLEMENT PROCEDURES

         In the event of a purchase of Certificated Notes by an Agent, as principal, appropriate Settlement details will be as set forth below unless such details are set forth in the applicable Purchase Agreement to be entered into between such Agent and the Company pursuant to the Distribution Agreement.

         Other than as contemplated above, settlement procedures with regard to each Certificated Note sold through each Agent shall be as follows:

         A. Such Agent (the "Presenting Agent") will advise the Company by telephone, telex or facsimile, of the following Settlement information:

                 1. Exact name in which the Note is to be registered ("Registered Owner").

                 2. Exact address of the Registered Owner and address for payment of principal and interest, if any.

                 3.       Taxpayer identification number of the Registered
                          Owner.

                 4. Principal amount of the Note (and, if multiple Notes are to be issued, denominations thereof).

                 5.       Settlement date.

                 6. Stated Maturity and, if the Company has the option to extend the Stated Maturity, the Extension Periods and the Final Maturity Date.

                 7.       Issue Price and any OID information.

                 8.       Trade Date/Original Issue Date.

                 9. If such Note is a Fixed Rate Note, whether such Note is an Amortizing Note.

                 10. Interest rate (including, if appropriate, such interest rate information applicable to any Extension Period):

                 (a)     Fixed Rate Certificated Notes:

                      (i)   interest rate
                     (ii) interest payment dates, if other than as specified under "Interest Payments" above
                    (iii)   overdue rate, if any

                 (b)  Floating Rate Certificated Notes:

                      (i)   interest rate basis
                     (ii)   initial interest rate
                    (iii)   spread or spread multiplier, if any
                     (iv) date or dates, if any, on which the spread or spread multiplier may be reset and the basis or formula, if any, for such resetting
                      (v)   interest rate reset periods
                     (vi)   interest payment dates
                    (vii)   index maturity
                   (viii)   maximum and minimum interest rates, if any
                     (ix)   record dates
                      (x)   interest determination dates
                     (xi)   overdue rate, if any

           11. The date on or after which the Certificated Notes are redeemable at the option of the Company or are to be repaid at the option of the Holder, and additional redemption or repurchase provisions, if any.

           12.   Wire transfer information.

           13. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

           14.   That the Note will be a Certificated Note.

      B. The Company will confirm the above Settlement information to the Trustee by telephone and telex or facsimile, and the Trustee will assign a CUSIP number to the transaction. If the Company rejects an offer, the Company will promptly notify the Presenting Agent and the Trustee by telephone.

      C. The Trustee will complete the first page of the preprinted 4-ply Certificated Note packet, the form of which was previously approved by the Company, the Agents and the Trustee.

      D. The Trustee will deliver the Certificated Note (with the attached white confirmation) and the yellow and blue stubs to the Presenting Agent at one of the following addresses: (i) Lehman Government Securities Inc., 101 Hudson Street, 29th Floor, Jersey City, New Jersey 07302, Attention: Eddie Steffens; (ii) Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Matthew Redshaw; (iii) CS First Boston Corporation, 5 World Trade Center, New York, New York 10048, Attention: Paul Riley; or (iv) Merrill Lynch Money Markets Clearance, 55 Water Street, Concourse Level, N.S.C.C. Window, New York, New York 10041, Attention: Al Mitchell, Telephone No.: (212)

558-2405, Telecopy No.: (212) 558-2457. The Presenting Agent will acknowledge receipt of the Certificated Note by completing the yellow stub and returning it to the Trustee.

      E. The Presenting Agent will cause to be wire transferred to a bank account designated by the Company immediately available funds in U.S. dollars in the amount of the principal amount of the Certificated Note, less the applicable commission or discount, if any.

      F. The Presenting Agent will deliver the Certificated Note (with the white confirmation) to the purchaser against payment in immediately available funds in the amount of the principal amount of the Certificated Note. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Certificated Note with or prior to any written offer of Certificated Notes, delivery of the Certificated Note and the confirmation and payment by the purchaser for the Certificated Note.

      G. The Presenting Agent will obtain the acknowledgment of receipt for the Certificated Note and Prospectus by the purchaser through the purchaser's completion of the blue stub.

      H. The Trustee will mail the pink stub to the Company's Treasury Operations Supervisor at H. F. Ahmanson & Company, Treasury Operations, Mail Code # 2520, Building 515 C-2, 4900 Rivergrade Road, Irwindale, California 91706.


      SETTLEMENT PROCEDURES TABLE

      For offers to purchase Certificated Notes accepted by the Company, Settlement procedures "A" through "H" set forth above shall be completed on or before the respective times set forth below:



                         SETTLEMENT PROCEDURE                    TIME (NEW YORK)
                         ===============================================================================
                                   A                5 PM on the Trade Date
                         -------------------------------------------------------------------------------
                                   B                12 Noon, two Business Days prior to Settlement Date
                         -------------------------------------------------------------------------------
                                  C-D               12 Noon on the Settlement Date
                         -------------------------------------------------------------------------------
                                   E                2:15 PM on the Settlement Date
                         -------------------------------------------------------------------------------
                                  F-G               3 PM on the Settlement Date
                         -------------------------------------------------------------------------------
                                   H                5 PM on the Business Day after the Settlement Date
                         ================================================================================


      FAILS

      In the event that a purchaser of a Certificated Note shall either fail to accept delivery of or make payment for such Certificated Note on the date fixed by the Company for Settlement, the Presenting Agent will immediately notify the Trustee and the Company's Wholesale Funding Manager by telephone, confirmed in writing, of such failure and return the Certificated Note to the Trustee. Upon the Trustee's receipt of the Certificated Note from the Presenting Agent, the Company will promptly return to the Presenting Agent an amount of immediately available funds in U.S. dollars equal to any amount previously transferred to the Company in respect of the Certificated Note pursuant to advances made by the Agent. Such returns will be made on the Settlement Date, if possible, and in any event not later than 12 noon (New York City time) on the Business Day following the Settlement Date. The Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of the funds during the period when the funds were credited to the account of the Company. Upon receipt of the Certificated Note in respect of which the default occurred, the Trustee will mark the Certificated Note "cancelled," make appropriate entries in its records and deliver the Certificated Note to the Company with an appropriate debit advice. The Presenting Agent will not be entitled to any commission with respect to any Certificated Note which the purchaser does not accept or make payment for.


PART III: SPECIAL ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

      In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform or cause to be performed the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC and a Medium- Term Note Certificate Agreement previously entered into between the Trustee and DTC, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Except as otherwise set forth in this Exhibit B, Book-Entry Notes will be issued in accordance with the administrative procedures set forth below.


      ISSUANCE

      On any date of settlement (as defined under "Settlement" below) for one or more Fixed Rate Book-Entry Notes, the Company will issue a single Global Security in fully registered form without coupons representing up to $200,000,000 principal amount of all of such Notes that have the same original issuance date, interest rate, redemption or repayment provisions and Stated Maturity. Similarly, on any settlement date for one or more Floating Rate Book-Entry Notes, the Company will issue a single Global Security representing up to $200,000,000 principal amount of all of such Notes that have the same interest rate formula, original issuance date, Initial Interest Rate, Interest Payment Dates, Index Maturity, Spread, Spread Multiplier, minimum interest rate (if any), maximum interest rate (if any), redemption or repayment provisions and Stated Maturity. Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will have an interest accrual date (the "Interest Accrual Date"), which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or portion thereof) issued subsequently upon exchange of a Global Security or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. No Global Security will represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any Certificated Note.

      IDENTIFICATION NUMBERS

      The Company will arrange, on or prior to commencement of a program for the offering of Book-Entry Notes, with the CUSIP Service Bureau for the reservation of a series of CUSIP numbers (including tranche numbers), consisting of approximately 900 CUSIP numbers and relating to Global Securities representing the Book-Entry Notes. The Company will obtain a written list of such series of reserved CUSIP numbers and will deliver to the Trustee and DTC such written list of 900 CUSIP numbers of such series. The Trustee, on the advice of the Company, will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B." DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Securities. When fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers the Company shall deliver such additional CUSIP numbers to the Trustee and DTC.


      REGISTRATION

      Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the Securities Register maintained under the Indenture governing such Global Security. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC with respect to such Book-Entry Note (the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.


      VOTING

      In the event of any solicitation of consents from or voting by holders of the Book-Entry Notes, the Company or the Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date.


      TRANSFERS

      Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC ) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

      CONSOLIDATION AND EXCHANGE

      The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent (A) Fixed Rate Book-Entry Notes having the same original issuance date, interest rate, redemption and repayment provisions and Stated Maturity and with respect to which interest has been paid to the same date or (B) Floating Rate Book-Entry Notes having the same interest rate formula, original issuance date, Initial Interest Rate, Interest Payment Dates, Index Maturity, Spread or Spread Multiplier, minimum interest rate (if any), maximum interest rate (if any), redemption and repayment provisions and with respect to which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Interest Accrual Date, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $200,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $200,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such global Securities (see "Denominations" below).


      NOTICE OF REDEMPTION AND REPAYMENT DATES

      The Trustee will give notice to DTC prior to each redemption date or repayment date (as specified in the Book-Entry Note), if any, at the time and in the manner set forth in the letter of representation.


      DENOMINATIONS

      Book-Entry Notes will be issued in principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities representing one or more Book-Entry Notes will be denominated in principal amounts not in excess of $200,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each $200,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

      INTEREST

      General. Interest on each Book-Entry Note will accrue from the date of issue of the Global Security representing such Note or from and including the last date in respect of which interest has been paid or duly provided for. Each payment of interest on a Book-Entry Note will include interest accrued up to, but not including, the Interest Payment Date or the date of Maturity, redemption or repayment; provided, however, that if the Interest Reset Dates with respect to any such Note are daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal for such Note is payable, will include interest accrued from the date of issue of the Global Security, or from and including the last Interest Payment Date as the case may be, to and including the regular record date immediately preceding the applicable Interest Payment Date except that at the Stated Maturity the interest payments will include accrued interest from and including the date of issue, or from and including the last day in respect of which interest has been paid or duly provided for, as the case may be, to, but excluding, the Stated Maturity. Interest payable at the Maturity or upon earlier redemption or repayment of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's Corporation.

      Floating Rate Note Notices. On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Floating Rate Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date (as defined in Appendix A hereto) for Floating Rate Notes, the Company will notify the Trustee, and the Trustee in turn will notify Standard & Poor's Corporation, of the interest rates determined on such Interest Determination Date.


      PAYMENTS OF PRINCIPAL AND INTEREST

      Payments of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity or an earlier redemption or repayment date) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment." Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, the Calculation Agent will notify the Trustee, Standard & Poor's Corporation and the Company of the interest rates determined on such Interest Determination Date.

      Payments at Maturity or Upon Redemption or Repayment. On or about the second Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing either at maturity or any redemption or repayment date in the following month. The Company, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity or redemption or repayment date of such Global Security. The Company will pay to the Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity or redemption or repayment date, as the case may be. The Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

      Promptly after payment to DTC of the principal and interest due at the Maturity of such Global Security, the Trustee will cancel such Global Security and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will prepare a written statement indicating the total principal amount of Outstanding Global Securities for which it serves as paying agent as of the immediately preceding Business Day.

      Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity or upon redemption or repayment shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 A.M. (New York City time) or in any event not later than 12:00 noon (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. For maturity, redemption or any other principal payments: prior to 10 A.M. (New York City time) on such date or as soon as possible thereafter, the Trustee will make such payments to DTC in same day funds in accordance with DTC's Same Day Funds Settlement Paying Agent Operating Procedures. For interest payments: the Trustee will make such payments to DTC in accordance with existing arrangements between DTC and the Trustee. DTC will allocate such payments to its Participants in accordance with its existing operating procedures. Neither the Company, the Trustee (as Trustee or as Paying Agent nor any other Paying Agent) shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

      Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book- Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.


      SETTLEMENT PROCEDURES

      In the event of a purchase of Book-Entry Notes by an Agent, as principal, Settlement details will be as set forth below unless such details are set forth in the applicable Purchase Agreement to be entered into between such Agent and the Company pursuant to the Distribution Agreement.

      Other than as contemplated above, settlement procedures with regard to each Book-Entry Note sold by the Company through an Agent, as agent, shall be as follows:

      A. The Presenting Agent will advise the Company by telephone, telex or facsimile, of the following settlement information:

           1. Principal amount of the Book-Entry Note (and, if multiple Notes are to be issued, denominations thereof).

           2.    Settlement date.

           3. Stated Maturity and, if the Company has the option to extend the Stated Maturity, the Extension Periods and the Final Maturity Date.

           4. Earliest Redemption Date, Redemption Price and other redemption provisions, if any.

           5.    Issue Price and any OID information.

           6.    Trade date.

           7.    If such Book-Entry Note is a Fixed Rate Note, whether such
                 Note is an Amortizing Note.

           8.    The DTC Participant account number of such Agent.

           9. Interest rate (including, if appropriate, such interest rate information applicable to any Extension Period):

                 (a)  Fixed Rate Notes:

                      (i)   interest rate
                     (ii) interest payment dates, if other than as specified under "Interest Payments" above
                    (iii)   overdue rate, if any

                 (b)  Floating Rate Notes:

                      (i)   interest rate basis
                     (ii)   initial interest rate
                    (iii)   spread or spread multiplier, if any
                     (iv) date or dates, if any, on which the spread or spread multiplier may be reset and the basis or formula, if any, for such resetting
                      (v)   interest rate reset periods
                     (vi)   interest payment dates
                    (vii)   index maturity
                   (viii)   maximum and minimum interest rates, if any
                     (ix)   record dates
                      (x)   interest determination dates
                     (xi)   overdue rate, if any

           10. The date on or after which the Book-Entry Notes are redeemable at the option of the Company or are to be repaid at the option of the Holder, and additional redemption or repurchase provisions, if any.

           11.   Wire transfer information.

           12. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon settlement).

           13.   That the Note will be a Book-Entry Note.

      B. On advice from the Company, the Trustee will assign a CUSIP number to the Global Security representing such Note. The Company will advise the Trustee by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above, and the name of such Agent.

      C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Presenting Agent and Standard & Poor's Corporation:

           1.    The information set forth in Settlement Procedure "A."

           2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

           3. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related "DTC Record Date" (which term means the Regular Record Date except in the case of floating rate notes which reset daily or weekly in which case it means the date 5 calendar days immediately preceding the Interest Payment Date) and amount of interest payable on such Interest Payment Date.

           4. Frequency of interest payments (monthly, semiannually, quarterly, etc.).

           5. CUSIP number of the Global Security representing such Book-Entry Note.

           6. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

           7. The number of Participant accounts to be maintained by DTC on behalf of the Agents or the Trustee.

      The Company will deliver to the Trustee a Global Security to represent such Book-Entry Note, in a form that has been approved by the Company, the Presenting Agent and the Trustee.

      D. The Trustee will complete and authenticate the note certificate evidencing the Global Security representing such Book- Entry Note.

      E. DTC will credit such Book-Entry Note to the Trustee's participant account at DTC.

      F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Trustee's participant account and credit such Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Note less the Presenting Agent's commission.

      G. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Note.

      H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

      I. The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F."

      J. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Book-Entry Note with or prior to any written offer of Book-Entry Notes and the confirmation and payment by the purchaser of the Book-Entry Note.

      The Presenting Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.


      SETTLEMENT PROCEDURES TIMETABLE

      For offers to purchase Book-Entry Notes solicited by an Agent, as agent, and accepted by the Company for settlement, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:


   SETTLEMENT PROCEDURES              TIME
   -------------------------------------------------------------------
            A-B              11:00 A.M. on the Sale date
   -------------------------------------------------------------------
             C               2:00 P.M. on the Sale date
   -------------------------------------------------------------------
             D               3:00 P.M. on date before Settlement date
   -------------------------------------------------------------------
             E               10:00 A.M. on Settlement date
   -------------------------------------------------------------------
            F-G              2:00 P.M. on Settlement date
   -------------------------------------------------------------------
             H               4:45 P.M. on Settlement date
   -------------------------------------------------------------------
            I-J              5:00 P.M. on Settlement date
   ===================================================================

      If a sale is to be settled more than one Business Day after the Sale date, Settlement Procedures "A," "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 11:00 A.M. and 2:00 P.M., as the case may be, on the first Business Day after the sale date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but not later than 11:00 A.M. and 12:00 Noon, respectively, on the second Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement date.

      If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business day immediately preceding the scheduled Settlement date.


      FAILURE TO SETTLE

      If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "F," the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security "canceled," make appropriate entries in the Trustee's records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

      If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Book-Entry Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G," respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

      Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D," for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

                                                                      EXHIBIT C
                               PURCHASE AGREEMENT

H. F. AHMANSON & COMPANY                                                 [DATE]
4900 Rivergrade Road
Irwindale, California  91706
Attention: Chief Financial Officer

      The undersigned agrees to purchase the following principal amount of the Notes described in the Distribution Agreement dated April 4, 1995 (as it may be supplemented or amended from time to time, the "Distribution Agreement"):


       PRINCIPAL AMOUNT:                              $__________

       INTEREST RATE:                                 ____%

       DISCOUNT:                                      ____% of Principal Amount

       AGGREGATE PRICE TO BE PAID TO COMPANY (IN      $__________
       IMMEDIATELY AVAILABLE FUNDS):

       SETTLEMENT DATE:

       OTHER TERMS:

      Terms defined in the Prospectus relating to the Notes and in the Distribution Agreement shall have the same meaning when used herein.

      Our obligation to purchase Notes hereunder is subject to the continued accuracy of your representations and warranties contained in the Distribution Agreement and to your performance and observance of all applicable covenants and agreements contained therein, including, without limitation, your obligations pursuant to Section 7 thereof. Our obligation hereunder is subject to the further condition that we shall receive (a) the opinion required to be delivered pursuant to Section 5(e) of the Distribution Agreement, (b) the certificate required to be delivered pursuant to Section 5(f) of the Distribution Agreement, (c) the letter referred to in Section 5(g) of the Distribution Agreement in each case dated as of the above Settlement Date and
(d) [insert other conditions as appropriate].

      In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not, without our prior consent, offer or sell, or enter into any agreement to sell, any debt securities substantially similar to the Notes to be sold hereby, other than the Notes which are to be sold hereby and commercial paper, securities sold under agreements to repurchase and borrowings under bank lines of credit in the ordinary course of business.

      We may terminate this Agreement, immediately upon notice to you, at any time prior to the Settlement Date, if prior thereto there shall have occurred:
(i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in our judgment, materially impairs the investment quality of the Notes; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act);

(iii) neither Standard and Poor's Corporation nor Moody's Investors Service, Inc. shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any of the Company's debt securities or preferred stock; (iv) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;
(v) a general moratorium on commercial banking activities in New York or California declared by either Federal or applicable state authorities; or (vi) the outbreak or escalation of major hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in Clauses (i) or (vi) in our judgment makes it impracticable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Company as principal pursuant to this Purchase Agreement, as the case may be, or you are unable to provide any of the opinions, certificates or letters referred to in the second preceding paragraph. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Sections 4, 7 and 13 of the Distribution Agreement.

      This Agreement shall be governed by and construed in accordance with the laws of New York.

                                            [INSERT NAME[S] OF AGENT[S]]



                                             By:________________________________
                                                           [Title]


ACCEPTED:         ,

H. F. AHMANSON & COMPANY



By:_________________________________
       [Authorized Signatory]





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